EXHIBITS


1.   Share Purchase Agreement

2.   Option Agreement

3.   Shareholders Agreement and Option

4.   Registration Rights Agreement

5.   Debt Conversion and Preferred Stock
     Vector & Lamborghini, S.p.A.

6.   Debt Conversion and Preferred Stock
     Vector & Lamborghini U.S.A., Inc.

7.   Debt Forgiveness and Technology Agreement

8.   Loan and Security Agreement

9.   Promissory Note

10.  Promissory Note

11.  Waiver Letter

12.  Notice of Assignment

13.  V'Power Letter Agreement